Exhibit 99.1

THE MADISON SQUARE GARDEN COMPANY REPORTS

FISCAL 2015 THIRD QUARTER RESULTS

Third quarter AOCF of $100.4 million, a 53% increase compared to prior year third quarter

Third quarter operating income of $70.1 million, a 155% increase compared to prior year third quarter

NEW YORK, N.Y., May 1, 2015 - The Madison Square Garden Company (NASDAQ: MSG) today reported financial results for the third quarter ended March 31, 2015.

Fiscal 2015 third quarter revenues of $449.4 million decreased 2%, as compared to the prior year quarter. This decrease was due to the absence of Fuse revenues in the MSG Media segment as the Company completed its sale of the network on July 1, 2014. Excluding the impact from the absence of Fuse, segment revenues increased at MSG Entertainment, MSG Sports and MSG Media.

Fiscal 2015 third quarter adjusted operating cash flow (“AOCF”)(1) of $100.4 million increased 53%, as compared to the prior year quarter, due to improved AOCF results in the MSG Sports and MSG Entertainment segments, as well as a decrease in unallocated corporate expenses (“Other”). The absence of Fuse’s operating results did not have a material impact on MSG Media AOCF or total company AOCF in the fiscal 2015 third quarter. Operating income of $70.1 million increased 155% and net income of $39.7 million ($0.51 per diluted share) increased 108%, both as compared to the prior year quarter.

Executive Chairman Jim Dolan said, “The Company’s solid fiscal third quarter results reflect the continued strong demand from our customers and partners for our portfolio of media, sports and entertainment assets and brands. We remain focused on ensuring that the Company is well-positioned for long-term success and, with this in mind, are pursuing the spin-off of our sports and entertainment businesses from our media business. We believe this separation, which creates two distinct companies, will build on our ongoing commitment to create shareholder value.”

Results from Operations

Segment results for the quarters ended March 31, 2015 and 2014 are as follows:

	Revenues			AOCF			Operating Income (Loss)
$ millions	F’Q3 2015	F’Q3 2014	% Change	F’Q3 2015	F’Q3 2014	% Change	F’Q3 2015	F’Q3 2014	% Change
MSG Media	$169.0	$190.8	(11)%	$91.9	$92.0	—%	$88.3	$87.1	1%
MSG Entertainment	61.6	52.8	17%	(13.4)	(20.2)	34%	(16.8)	(24.2)	31%
MSG Sports	239.1	233.7	2%	29.4	9.8	198%	26.2	5.9	346%
Other (includes eliminations)	(20.2)	(18.4)	(10)%	(7.5)	(15.9)	53%	(27.6)	(41.3)	33%

Total Company	$449.4	$459.0	(2)%	$100.4	$65.7	53%	$70.1	$27.4	155%

Note: Does not foot due to rounding

1.	See definition of adjusted operating cash flow (“AOCF”) included in the discussion of non-GAAP financial measures on page 3 of this earnings release.

MSG Media

For the fiscal 2015 third quarter as compared to the prior year period, MSG Media revenues of $169.0 million decreased 11%. Affiliation fee revenue decreased $13.4 million, due to the absence of affiliation fee revenue for Fuse, partially offset by a small increase in affiliation fee revenue at MSG Networks. The increase at MSG Networks was mainly a result of higher affiliation rates, partially offset by the impact of a low single digit percentage decrease in subscribers versus the prior year period. Advertising revenue decreased $9.4 million, due to the absence of advertising revenue for Fuse and, to a lesser extent, a decrease in advertising revenue at MSG Networks. The decrease in advertising revenue at MSG Networks was primarily due to lower Knicks-related advertising revenue, partially offset by higher hockey-related advertising revenue. Third quarter AOCF of $91.9 million was essentially unchanged and operating income of $88.3 million increased 1%, as a decrease in selling, general and administrative and direct operating expenses was offset by the decrease in revenues. The decrease in selling, general and administrative expenses was due to the absence of expenses for Fuse, while the decrease in direct operating expenses was due to the absence of expenses for Fuse, partially offset by an increase in expenses at MSG Networks.

MSG Entertainment

For the fiscal 2015 third quarter as compared to the prior year period, MSG Entertainment revenues of $61.6 million increased 17%. The increase was primarily due to the opening of New York Spring Spectacular, higher event-related revenues at The Garden and the Beacon Theatre, and higher venue-related sponsorship and signage and suite rental fee revenues. This increase was partially offset by lower event-related revenues at The Theater at Madison Square Garden. Third quarter AOCF loss of $13.4 million improved 34% and operating loss of $16.8 million improved 31%, both due to the increase in revenues, partially offset by an increase in direct operating and selling, general and administrative expenses. The increase in direct operating expenses was primarily due to higher event-related operating expenses at the Company’s venues and other net increases. This increase was partially offset by a small decrease in expenses for New York Spring Spectacular. The decrease for New York Spring Spectacular reflects $9.5 million in expenses recorded in the prior year quarter, primarily related to the acceleration of marketing costs due to the postponement of last year’s planned run until the current fiscal year. This was largely offset by costs in the current quarter associated with the production’s initial performances, including preview shows, which began on March 12, 2015.

MSG Sports

For the fiscal 2015 third quarter as compared to the prior year period, MSG Sports revenues of $239.1 million increased 2%. The increase in revenues was primarily due to higher league distributions, inter-segment broadcast rights fees, and professional sports teams’ sponsorship and signage revenues. Third quarter AOCF increased by $19.5 million to $29.4 million and operating income increased by $20.3 million to $26.2 million, both primarily due to a decrease in direct operating expenses and, to a lesser extent, the increase in revenues, partially offset by an increase in selling, general and administrative expenses. The decrease in direct operating expenses was primarily due to lower net provisions for NBA luxury tax and NBA and NHL revenue sharing expense, team personnel compensation costs and other team operating expenses, partially offset by higher net provisions for certain team personnel transactions and event-related expenses associated with other live sporting events.

Other Matters

The company also announced that Sean Creamer will resign as chief financial officer, effective May 4. The company will commence a search for a successor and has named Donna Coleman interim chief financial officer. She will begin immediately following Mr. Creamer’s departure. Ms. Coleman worked for more than 15 years at Cablevision, where she recently retired as EVP of corporate financial planning and control. During her time with the company, Ms. Coleman managed the development and coordination of Cablevision’s budget and financial planning, as well as the critical accounting and control processes, and was actively involved in the spin-offs of both The Madison Square Garden Company and AMC Networks from Cablevision.

About The Madison Square Garden Company

The Madison Square Garden Company is comprised of three business segments: MSG Sports, MSG Media and MSG Entertainment and is built on a foundation of iconic venues and compelling content that the company creates, produces, presents and/or distributes through its programming networks and other media assets. MSG Sports owns and operates the following sports franchises: the New York Knicks (NBA), the New York Rangers (NHL), the New York Liberty (WNBA), the Westchester Knicks (NBADL) and the Hartford Wolf Pack (AHL). MSG Sports also features the presentation of a wide variety of live sporting events including professional boxing, college basketball, bull riding and tennis. MSG Media is a leader in production and content development for multiple distribution platforms, including content originating from the Company’s venues. MSG Media’s television networks consist of regional sports networks, MSG Network and MSG+, collectively referred to as MSG Networks. MSG Entertainment is one of the country’s leaders in live entertainment. MSG Entertainment creates, produces and/or presents a variety of live productions, including the Radio City Christmas Spectacular and the New York Spring Spectacular, both featuring the Rockettes. MSG Entertainment also presents or hosts other live entertainment events such as concerts, family shows and special events in the Company’s diverse collection of venues. These venues consist of Madison Square Garden, The Theater at Madison Square Garden, Radio City Music Hall, the Beacon Theatre, the Forum in Inglewood, CA, The Chicago Theatre, and the Wang Theatre in Boston, MA. More information is available at www.themadisonsquaregardencompany.com.

Non-GAAP Financial Measures

We define adjusted operating cash flow (“AOCF”), which is a non-GAAP financial measure, as operating income (loss) before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, 3) restructuring charges or credits and 4) gains or losses on sales or dispositions of businesses. The Company excluded the gain on sale of Fuse from AOCF as it is not indicative of the Company’s ongoing operating performance. Because it is based upon operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to either the distortive effects of fluctuating stock prices or the settlement of an obligation that is not expected to be made in cash.

We believe AOCF is an appropriate measure for evaluating the operating performance of our business segments and the Company on a consolidated basis. AOCF and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of AOCF to operating income (loss), please see page 4 of this release.

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Kimberly Kerns Senior Vice President Communications The Madison Square Garden Company (212) 465-6442	Ari Danes, CFA Vice President Investor Relations The Madison Square Garden Company (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.themadisonsquaregardencompany.com

Conference call dial-in number is 877-347-9170 / Conference ID Number 28434735

Conference call replay number is 855-859-2056 / Conference ID Number 28434735 until May 8, 2015

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Revenues	$449,417	$458,956	$1,233,685	$1,183,920
Direct operating expenses	271,400	300,888	672,863	682,046
Selling, general and administrative expenses	79,299	100,945	246,749	261,146
Depreciation and amortization	28,594	29,674	94,440	76,869
Gain on sale of Fuse	—	—	(186,178)	—

Operating income	70,124	27,449	405,811	163,859
Other income (expense):
Equity in loss of nonconsolidated affiliates	(2,294)	663	(35,049)	(75)
Interest expense, net	(597)	(1,135)	(2,039)	(3,636)
Miscellaneous income	783	72	2,136	95

Income from operations before income taxes	68,016	27,049	370,859	160,243
Income tax expense	(28,304)	(7,995)	(161,844)	(56,812)

Net income	$39,712	$19,054	$209,015	$103,431

Basic earnings per common share	$0.51	$0.25	$2.70	$1.34

Diluted earnings per common share	$0.51	$0.24	$2.68	$1.32

Basic weighted-average number of common shares outstanding	77,134	77,162	77,454	77,069
Diluted weighted-average number of common shares outstanding	77,575	78,211	78,042	78,142

ADJUSTMENTS TO RECONCILE ADJUSTED OPERATING CASH FLOW TO

OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating cash flow as described in this earnings release:

•	Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock units granted under our employee stock plans and non-employee director plans in all periods.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

•	Gain on sale of Fuse. This adjustment eliminates the pre-tax gain on the sale of Fuse.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Operating income	$70,124	$27,449	$405,811	$163,859
Share-based compensation	1,666	8,590	12,310	17,057
Depreciation and amortization	28,594	29,674	94,440	76,869
Gain on sale of Fuse	—	—	(186,178)	—

Adjusted operating cash flow	$100,384	$65,713	$326,383	$257,785

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED OPERATIONS DATA

(Dollars in thousands)

(Unaudited)

REVENUES

	Three Months Ended March 31,
	2015	2014	% Change
MSG Media	$168,958	$190,825	(11)%
MSG Entertainment	61,566	52,785	17%
MSG Sports	239,114	233,739	2%
Other (including Inter-segment eliminations)	(20,221)	(18,393)	(10)%

Total Madison Square Garden Company	$449,417	$458,956	(2)%

	Nine Months Ended March 31,
	2015	2014	% Change
MSG Media	$477,848	$538,149	(11)%
MSG Entertainment	320,926	244,510	31%
MSG Sports	495,131	455,293	9%
Other (including Inter-segment eliminations)	(60,220)	(54,032)	(11)%

Total Madison Square Garden Company	$1,233,685	$1,183,920	4%

ADJUSTED OPERATING CASH FLOW AND OPERATING INCOME (LOSS)

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Three Months Ended March 31,			Three Months Ended March 31,
	2015	2014	% Change	2015	2014	% Change
MSG Media	$91,922	$91,950	—%	$88,319	$87,071	1%
MSG Entertainment	(13,386)	(20,200)	34%	(16,769)	(24,186)	31%
MSG Sports	29,358	9,846	198%	26,180	5,872	346%
All other	(7,510)	(15,883)	53%	(27,606)	(41,308)	33%

Total Madison Square Garden Company	$100,384	$65,713	53%	$70,124	$27,449	155%

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Nine Months Ended March 31,			Nine Months Ended March 31,
	2015	2014	% Change	2015	2014	% Change
MSG Media	$262,107	$259,194	1%	$436,690	$244,438	79%
MSG Entertainment	38,340	7,110	439%	27,308	(4,412)	—
MSG Sports	51,926	13,871	274%	31,211	2,551	1,123%
All other	(25,990)	(22,390)	(16)%	(89,398)	(78,718)	(14)%

Total Madison Square Garden Company	$326,383	$257,785	27%	$405,811	$163,859	148%

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31, 2015	June 30, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$241,069	$92,251
Restricted cash	29,533	9,823
Accounts receivable, net	179,597	135,369
Net related party receivables	27,801	25,156
Prepaid expenses	39,932	37,108
Other current assets	28,630	23,216
Assets held for sale	—	77,056

Total current assets	546,562	399,979
Investments in and loans to nonconsolidated affiliates	244,339	225,632
Property and equipment, net	1,220,456	1,252,467
Amortizable intangible assets, net	72,507	80,306
Indefinite-lived intangible assets	166,850	163,850
Goodwill	701,674	701,674
Other assets	130,783	102,053

Total assets	$3,083,171	$2,925,961

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$21,724	$16,710
Net related party payables	390	283
Income taxes payable	49,431	13,418
Accrued liabilities:
Employee related costs	100,684	102,097
Other accrued liabilities	136,473	159,585
Deferred revenue	366,707	300,937
Liabilities held for sale	—	11,171

Total current liabilities	675,409	604,201
Defined benefit and other postretirement obligations	75,649	75,728
Other employee related costs	55,429	61,284
Other liabilities	57,136	59,970
Deferred tax liability	514,219	520,334

Total liabilities	1,377,842	1,321,517

Commitments and contingencies
Stockholders’ Equity:
Class A Common stock, par value $0.01, 360,000 shares authorized; 62,509 and 63,606 shares outstanding as of March 31, 2015 and June 30, 2014, respectively	643	639
Class B Common stock, par value $0.01, 90,000 shares authorized; 13,589 shares outstanding as of March 31, 2015 and June 30, 2014	136	136
Preferred stock, par value $0.01, 45,000 shares authorized; none outstanding	—	—
Additional paid-in capital	1,082,546	1,081,055
Treasury stock, at cost, 1,750 and 317 shares as of March 31, 2015 and June 30, 2014, respectively	(118,080)	(7,537)
Retained earnings	761,877	552,862
Accumulated other comprehensive loss	(21,793)	(22,711)

Total stockholders’ equity	1,705,329	1,604,444

Total liabilities and stockholders’ equity	$3,083,171	$2,925,961

THE MADISON SQUARE GARDEN COMPANY

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Nine Months Ended March 31,
	2015	2014

Net cash provided by operating activities	$134,957	$217,048

Net cash provided by (used in) investing activities	135,489	(413,126)

Net cash used in financing activities	(121,628)	(5,290)

Net increase (decrease) in cash and cash equivalents	148,818	(201,368)
Cash and cash equivalents at beginning of period	92,251	277,913

Cash and cash equivalents at end of period	$241,069	$76,545